SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549




                                FORM 8-K

                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934




                   Date of Report:  October 21, 1999




                            PG&E Corporation
           -----------------------------------------------------
          (Exact Name of Registrant as Specified in its Charter)



         California                 1-12609          94-3234914
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   (State or other Jurisdiction    (Commission       (IRS Employer
      of Incorporation)            File Number)    entification No.)




                               PG&E Corporation
                     One Market, Spear Tower, Suite 2400
                       San Francisco, California 94105
             --------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                              (415) 267-7000
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              (Registrant's telephone number, including area code)

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Item 5.  Other Events


A.  Share Repurchase

On October 20, 1999, the Board of Directors of PG&E Corporation authorized an additional $500 million for the purpose of repurchasing shares of the Corporation's common stock. This authorization supplements the approximately $40 million remaining from the amount previously authorized by the Board of Directors on December 17, 1997. Such repurchases may be effected from time to time through brokers and dealers on the New York Stock Exchange and/or the Pacific Exchange or in one or more privately negotiated transactions which may include accelerated share repurchases. The authorization for share repurchase extends through September 30, 2001.

B.  Proposed Amendments to Articles of Incorporation and
    Bylaw Amendments

On October 20, 1999, the Board of Directors of PG&E Corporation approved an amendment to the Articles of Incorporation to reduce the supermajority shareholder vote requirement found in Article Eighth (the Fair Price Provision) for certain Business Combinations (as defined in the Fair Price Provision) to a simple majority vote of outstanding shares. At the 1999 annual meeting of shareholders, the shareholders approved a shareholder proposal recommending that the Board of Directors reinstate simple majority voting for matters submitted to shareholders. The only matters requiring more than a simple majority vote of shareholders are those covered by the Fair Price Provision.

The Board also approved an amendment to the Fair Price Provision to require that a Business Combination also either
(i) be approved by the Board of Directors without counting the vote of any director who is not a Disinterested Director (as defined in the Fair Price Provision), or (ii) meet certain fair price criteria and procedural requirements described in the Fair Price Provision. Currently, if the Business Combination has been approved by the Board of Directors without counting the vote of any director who is not a Disinterested Director or meets the fair price criteria and other procedural requirements, a supermajority shareholder vote is not required. The proposed amendments will not be effective until approved by a majority of PG&E Corporation's outstanding shares and a certificate of amendment is filed with the California Secretary of State. The Board of Directors also approved the solicitation of proxies from the Corporation's shareholders to approve the proposed amendments to the Articles of Incorporation at the 2000 annual meeting of shareholders.

In addition, on October 20, 1999, the Board of Directors of
PG&E Corporation approved amendments to PG&E Corporation's
Bylaws to (i) require a shareholder to give advance notice to the

Corporation of director nominations and other proposals that the shareholder intends to present for action at shareholder meetings, and (ii) establish certain administrative procedures regarding shareholder action by written consent. The amended Bylaws are filed as an exhibit to this report. Under amended Article I, Section 2 of the Bylaws, notice of director nominations and proposals intended to be presented by shareholders at the annual meeting of shareholders to be held on April 19, 2000, assuming the matter is a proper matter for shareholder action, must be received by the Corporate Secretary by January 23, 2000. As mentioned in the Corporation's 1999 proxy statement, shareholders who wish to have their proposal considered for inclusion in the Corporation's proxy statement in accordance with Securities and Exchange Commission Rule 14a-8 must submit their proposal to the Corporate Secretary no later than November 9, 1999.


Item 7.  Financial Statements, Pro Forma Financial
         Information  and Exhibits

Exhibits:

Exhibit 99   Bylaws of PG&E Corporation, as of October 20, 1999

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                              SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                          PG&E CORPORATION



                           CHRISTOPHER P. JOHNS
                       By
                           ---------------------
                           CHRISTOPHER P. JOHNS
                           Vice President and Controller
                           (PG&E Corporation)

Dated: October 21, 1999


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                        EXHIBIT INDEX


Exhibit No.    Description of Exhibit

99             Bylaws of PG&E Corporation, as of October 20, 1999